                                                                     EXHIBIT 4.6



THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                          U.S. Office Products Company

                      Common Stock Purchase Special Warrant
                             Expiring June 10, 2010

                                                   New York, N.Y.
                                                   April 23, 1999

No. SW-002

                  U.S. Office Products Company, a Delaware corporation (the "Company"), for value received, hereby certifies that CDR-PC Acquisition, L.L.C., a Delaware limited liability company (the "Purchaser"), or its permitted assigns, is entitled to purchase from the Company 109,328 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at the purchase price of $.01 per share, at any time or from time to time prior to 5:00 P.M., New York City time, on June 10, 2010 (or such later date as may be determined pursuant to Section 18) (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

                  This Warrant is the amended and restated Common Stock Purchase Special Warrant (the "Special Warrant", such term to include all Warrants issued in substitution therefor), originally issued on June 10, 1998 (the "Closing Date") in connection with the issue and sale by the Company of 9,092,106 shares of its Common Stock pursuant to an Investment Agreement, dated as of January 12, 1998, between the Company and the Purchaser (as amended, the "1998 Investment Agreement"), as amended and restated pursuant to the terms of an Investment Agreement, dated as of March 30, 1999, between the Company and the Purchaser (the "1999 Investment

Agreement"). This Special Warrant as amended and restated evidences rights to purchase 109,328 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, subject to adjustment as provided herein. The number of shares of Common Stock that the Special Warrant represents the right to purchase is the sum of the Part A Number and the Part B Number. Upon issuance of the Special Warrant, the Part A Number is 109,328 and the Part B Number is zero. Certain capitalized terms used in the Special Warrant are defined in Section 13.

                  1. EXERCISE OF WARRANT. 1.1. VESTING. Upon issuance, the Special Warrant shall be fully vested except that the holder of the Special Warrant or any portion of hereof (the "Holder") shall not exercise more than the portion of the Special Warrant representing a right to obtain a number of shares of Common Stock equal to the Part B Number. If, at any time after the date hereof and before the day immediately following the second anniversary of the Closing Date, any of the 2001 Notes shall be converted into Common Stock, then immediately following such conversion the Part A Number shall be decreased by 33.16% of the number of shares of Common Stock issued upon such conversion and the Part B Number shall be increased by a like amount. As of the day immediately following the second anniversary of the Closing Date, the Part B Number shall be the sum of the Part A Number and the Part B Number existing immediately prior to such time, and the Part A Number shall thereafter be zero.

                  1.2. MANNER OF EXERCISE. (a) Subject to the rights and restrictions set forth above in Section 1.1, the Special Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day by surrender of the Special Warrant, with the form of subscription at the end hereof (or a reasonable facsimile thereof) (the "Subscription Notice") duly executed by such Holder, to the Company at its principal office (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Special Warrant, at the location at which the Company shall have agreed to deliver the shares of Common Stock (or Other Securities) subject to such offering), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount (such amount referred to herein as the "Exercise Price") obtained by multiplying (i) the number of shares of Common Stock (without giving effect to any adjustment provided for in Section 2) designated in such Subscription Notice by (ii) $0.01, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Section 2 hereof.

                  (b) In lieu of tendering the Exercise Price to the Company, the holder may elect to perform a "Cashless Exercise" of the Special Warrant, in whole or in part, by surrendering the Special Warrant to the Company, with a duly executed Subscription Notice marked "Cashless Exercise" and designating the number of shares of Common Stock desired by the Holder out of the total for which the Special Warrant is exercisable (without giving effect to any adjustments provided for in Section 2). The Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) having a value (at the Market Price) that is equal to the excess of (i) the then Market Price per share of Common Stock (or Other Securities) multiplied by the number of the shares of Common Stock (or Other Securities) (determined as of the date immediately preceding the date of any such Subscription Notice) into which the Special Warrant, or portion thereof designated by the Holder, would have been exercisable pursuant to Section 1.2(a) upon payment of the Exercise Price by the Holder over (ii) the Exercise Price the Holder would have been required to pay under Section 1.2(a) in respect of such an exercise.

                  1.3. WHEN EXERCISE DEEMED EFFECTED. Each exercise of the Special Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Special Warrant shall have been surrendered to the Company as provided in Section 1.2, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.2 shall be deemed to have become the holder or holders of record thereof.

                  1.4. DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the exercise of the Special Warrant, in whole or in part, and in any event within five Business Days thereafter (unless such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock (or Other Securities) subject to the Special Warrant, in which event, concurrently with such exercise), the Company at its expense (including the payment by it of any taxes applicable to an issuer upon the issuance of shares, but excluding transfer taxes) shall cause to be issued in the name of and delivered to the Holder or, subject to Section 6, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,

                  (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share of such Common

         Stock (or Other Securities) on the Business Day next preceding the date of such exercise, and

                  (b) in case such exercise is in part only, a new Special Warrant or Special Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of the Special Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.

                  1.5. COMPANY TO REAFFIRM OBLIGATIONS. The Company shall, at the time of or at any time after each exercise of the Special Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any right of registration of the Special Warrant and of any shares of Common Stock (or Other Securities) issuable upon exercise of the Special Warrant pursuant to Section 7) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of the Special Warrant, PROVIDED that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

                  2. ADJUSTMENTS. 2.1. GENERAL. The Part A Number and the Part B Number, comprising the number of shares of Common Stock for which the Special Warrant is exercisable, shall be subject to adjustment from time to time as set forth in this Section 2.

                  2.2. ADJUSTMENT TO PART A NUMBER. (a) If at any time prior to the day immediately following the second anniversary of the Closing Date any event causes the number of shares of Common Stock issuable upon conversion of the then outstanding 2001 Notes to be increased, then the Part A Number immediately after such increase shall be increased by the amount equal to 33.16% of the difference between (i) the number of shares of Common Stock issuable upon conversion of the 2001 Notes immediately prior to such event and (ii) the number of shares of Common Stock issuable upon conversion of the 2001 Notes immediately after such event.

                  (b) If at any time prior to the day immediately following the second anniversary of the Closing Date any combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock causes the number of shares of Common Stock issuable upon conversion of the then outstanding 2001 Notes to be decreased, then the Part A Number immediately after such decrease shall be decreased by the amount equal to 33.16% of the difference between (i) the number of shares of Common Stock issuable upon conversion of the 2001 Notes immediately after such combination and (ii) the number of shares of Common Stock issuable upon conversion of the 2001 Notes immediately prior to such combination.

                  (c) No adjustment to the Part A Number shall be made pursuant to Section 2.2 after the second anniversary of the Closing Date.

                  2.3. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

                  (i) issue or deliver any shares of Common Stock as a result of the declaration or payment of a dividend of Common Stock payable in, or other distribution to the holders of Common Stock of, shares of Common Stock,

                  (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Part B Number shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the Special Warrant is exercisable immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

                  2.4. EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. If at any time the Company shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Company, cash (other than a regular quarterly dividend payable in cash out of earned surplus in an amount not exceeding 2% of the average of the Market Price of the Common Stock on the fifteen trading days immediately preceding the date of declaration of such dividend) or assets or securities other than the Common Stock (any such evidences of indebtedness, cash, assets or securities, the "Assets"), then, in each case, the Part B Number then in effect shall be increased to the number determined by multiplying such Part B Number by a fraction,

                  (a) the numerator of which shall be the Market Price then in effect, and

                  (b) the denominator of which shall be the Market Price then in effect less the value of such Assets applicable to one share of Common Stock.

                  Any adjustment required by this Section 2.4 shall be made whenever such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  2.5. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK.

                  (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock without consideration or in exchange for consideration in an amount per Additional Share of Common Stock less than the Market Price at the time the Additional Shares of Common Stock are issued, then the Part B Number immediately after such issuance shall be equal to the Part B Number immediately prior to such issuance multiplied by a fraction,

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, and

                  (ii) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price.

                  (b) The provisions of paragraph (a) of this Section 2.5 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 2.3.

                  2.6. ISSUANCE OF CONTINGENT STOCK. If at any time after the date hereof the Company shall issue any Contingent Stock, then the Part B Number immediately after such issuance shall be increased by the amount equal to 33.16% of the number of the shares of Contingent Stock so issued.

                  2.7. ISSUANCE OF WARRANTS OR OTHER RIGHTS. If at any time the Company shall take a record of holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not such rights thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Part B Number shall be adjusted as provided in Section 2.5 on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Part B Number shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

                  2.8. ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Part B Number shall be adjusted as provided in Section 2.5 on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Part B Number shall be made under this Section 2.8 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 2.7. No further adjustments of the Part B Number shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and, if any issuance or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments of the Part B Number have been or are to be made pursuant to other provisions of this Section 2, no further adjustments of the Part B Number shall be made by reason of such issuance or sale.

                  2.9. SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the number of shares of Common Stock for which the Warrant is exercisable shall have been made pursuant to Section 2.7 or 2.8 as the result of any issuance of warrants, rights or Convertible Securities,

                  (i) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                  (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities effective as of the date of such previous adjustment on the basis of

                  (A) treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                  (B) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the number of shares of Common Stock for which the Special Warrant is exercisable shall be made effective as of the date of such previous adjustment, which new adjustment shall supersede the previous adjustment so rescinded and annulled. Any reduction in the number of shares of Common Stock for which the Special Warrant is exercisable as a result of this Section 2.9 shall be applied in its entirety to the number of shares of Common Stock for which the Special Warrant is exercisable as of the date such new adjustment is made.

                  2.10. CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. (a) In case at any time (and whether or not the Special Warrant is then exercisable) the Company shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction") then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that, upon the basis and terms and in the manner provided in this Section 2.10, the Holder, upon the exercise of the Special Warrant, shall be entitled to receive, in lieu of the Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which the Holder would have been entitled upon the consummation of the Transaction if the Holder had exercised the Special Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 2.

                  (b) Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Special Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (i) the obligations of the Company hereunder (and if the Company shall survive the consummation of such Transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder) and (ii) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and such corporation or entity shall have similarly delivered to the Holder an opinion of counsel for such corporation or entity, which counsel shall be satisfactory to the Holder, stating that the Special Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the applicable provisions of Section 2) shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon any conversion of any Special Warrants or the exercise of any rights pursuant hereto.

                  (c) Upon any liquidation, dissolution or winding up of the Company (whether or not the Special Warrant is then exercisable), the Holder shall receive such cash or property which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up (i) had the Special Warrant been exercisable to obtain a number of shares equal to the sum of (A) the sum of the Part A Number and the Part B Number and (B) 33.16% of the number of shares of Contingent Stock that the Company then has a fixed obligation to issue (to the extent the Persons entitled to receive such Contingent Stock will participate in such liquidation, dissolution or winding up as a result of such obligation), to the extent not already included in clause
(A), (ii) had the Special Warrant been exercised in full in respect of such shares, and (iii) had the shares of Common Stock in respect of such exercise been issued immediately prior to the occurrence of such liquidation, dissolution or winding-up.

                  2.11. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 2 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights with respect to the Special Warrant in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 2, necessary to preserve, without dilution, the exercise rights represented by the Special Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of the Special Warrant and shall make the adjustments, if any, described therein.

                  2.12. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holders of the Special Warrant against dilution in respect of which the Holders are not fully protected by this Section 2 or other impairment. Without limiting the generality of the foregoing, the Company

                  (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of the Special Warrant to exceed the amount payable therefor upon such exercise,

                  (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Special Warrant from time to time outstanding,

                  (c) will not take any action which results in any adjustment of the number of shares of Common Stock for which the Special Warrant is then exercisable if the total number of shares of Common Stock (or Other Securities) issuable after such action upon the complete exercise of the Special Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and

                  (d) will not (i) issue any equity securities (other than Common Stock or Convertible Securities) that participate with the shares of Common Stock in dividends, distributions and/or other rights ("Other Dilutive Securities"), or (ii) declare or make dividends or distributions (whether of evidences of indebtedness of the Company, cash, assets or securities, including, without limitation, options, warrants or other rights to acquire Common Stock) in respect of any Other Dilutive Securities or Convertible Securities, unless, in each case, this Section 2 is first amended so as to provide the Holders of the Special Warrant with full protection against dilution caused by or resulting from such issuances, dividends or distributions.

                  2.13. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS
SECTION 2. The following provisions shall be applicable to the making of adjustments to the number of shares of Common Stock for which the Special Warrant is exercisable provided for in this Section 2:

                  (i) COMPUTATION OF CONSIDERATION. To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the cash consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting (A) any amounts paid or receivable for accrued interest or accrued dividends and without taking into account (B) any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be fair value of such consideration at the time of such issuance as determined by the Board of Directors of the Company. In case any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined by an independent investment banking firm retained by the Company, which firm may be an independent investment banking firm regularly retained by the Company, of such portion of the assets and business of the nonsurviving corporation as such firm shall determine to be attributable to such shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (ii) COMPUTATION OF ASSET VALUE. To the extent that any Assets shall be distributed to all holders of the Company's outstanding Common Stock in cash, the value of such Assets shall be the amount of cash so distributed, or, if such Assets are securities offered by the Company for subscription, the subscription price, or if such Assets are securities sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case adding any accrued interest or dividends but without taking into account any compensation, discounts or expenses paid or incurred by the Company in connection therewith). To the extent that the Company shall so distribute Assets other than cash, except as herein otherwise expressly provided, then the value of such Assets shall be deemed to be fair value of such Assets at the time of such distribution as determined in good faith by the Board of Directors of the Company.

                  (iii) WHEN ADJUSTMENT TO BE MADE. The adjustments required by this Section 2 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which the Special Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 2.2) up to but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which the Special Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
         Section 2 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (iv) FRACTIONAL INTEREST; ROUNDING. In computing adjustments under this Section 2, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                  (v) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock or Preferred Stock for the purpose of entitling them to receive subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to deliver such subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (vi) ESCROW OF WARRANT STOCK. If the Holder exercises the Special Warrant after any property becomes distributable by reason of the taking of any record of the holders of Common Stock as described in this Section 2, but prior to the occurrence of the event for which such record is taken, any shares of Common Stock issuable upon exercise by reason of any adjustment required by this Section 2 shall be deemed the last shares of Common Stock for which the Special Warrant is exercised (notwithstanding any other provision to the contrary herein). Such shares or other property shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the Exercise Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

                  (vii) SHAREHOLDER RIGHTS PLANS. Rights or warrants distributed by the Company to all holders of Common Stock and Preferred Stock pursuant to a shareholder rights plan (or "poison pill") entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock, which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"), (x) are deemed to be transferred with the Common Stock in respect of which they are issued,
         (y) are not exercisable, and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 2.7 and 2.8 (and no adjustment to the number of shares issuable upon exercise of the Special Warrant under those Sections shall be required) until the occurrence of the earliest Trigger Event. If upon the occurrence of any event such right or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other assets or entitles its holder to purchase a different amount of the foregoing or to purchase any of the foregoing at a different purchase price (an "Other Trigger Event"), then the occurrence of each such Other Trigger Event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof to the extent not actually exercised). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or Other Trigger Event with respect thereto, that resulted in an adjustment of the number of shares issuable upon exercise of the Special Warrant under

         Section 2.7 or 2.8, (1) in the case of any such rights or warrants which shall have been redeemed or repurchased without exercise by the holders thereof, the number of shares of Common Stock issuable upon exercise of the Special Warrant shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or Other Trigger Event, as the case may be, as though it were an extraordinary cash distribution equal to the per-share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights), made to all holders of Common Stock on the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the number of shares of Common Stock issuable upon exercise of the Special Warrant shall be readjusted as if such rights or warrants had never been issued.

                  3. NOTICE OF ADJUSTMENT. Whenever the number of shares of Common Stock for which the Special Warrant is exercisable shall be adjusted pursuant to Section 2, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated, the number of shares of Common Stock for which the Special Warrant is exercisable and the Exercise Price after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at the office of the Company copies of all such certificates and cause the same to be available for inspection during normal business hours by the Holder.

                  4. ACCOUNTANTS' REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment to the shares of Common Stock (or Other Securities) issuable upon the exercise of the Special Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of the Special Warrant and cause independent public accountants of recognized national standing selected by the Company (which may be the regular auditors of the Company) to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including without limitation a statement of (a) the consideration received or to be received by the Company for any shares of Common Stock issued or sold or deemed to have been issued, and (b) the number of shares of Common Stock outstanding or deemed to be outstanding. The Company shall forthwith mail a copy of each such report to each Holder and shall, upon the written request at any time of any Holder, furnish to such Holder a like report setting forth the number of shares of

Common Stock for which the Special Warrant is then exercisable and showing in reasonable detail how it was calculated. The Company shall also keep copies of all such reports at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any Holder or any prospective purchaser of the Special Warrant designated by the Holder.

                  5.  NOTICES OF CORPORATE ACTION.  In the event of

                  (a) any taking by the Company of a record of the holders of its Common Stock or Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend payable in, or other distribution of, shares of Common Stock, or any other dividend (other than a regular quarterly dividend payable in cash out of earned surplus in an amount not exceeding 2% of the average of the Market Price of the Common Stock on the fifteen trading days immediately preceding the date of the declaration of such dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities or to receive any other right,

                  (b) any subdivision of outstanding shares of Common Stock into a larger number of shares of Common Stock, or any combination of such shares into a smaller number of shares of Common Stock,

                  (c) any issuance of Contingent Stock, any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

                  (d) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such subdivision, combination or issuance is to take place, and the amount of Common Stock or Contingent Stock that shall be the subject of such subdivision, combination or issuance and (iii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 Business Days prior to the date specified in subdivisions (i), (ii) and
(iii) above.

                  6. RESTRICTIONS ON TRANSFER. (a) Other than as specifically approved by a majority of the Non-Investor Directors, prior to the second anniversary of the Closing Date, the Purchaser shall not, directly or indirectly, sell, transfer or otherwise dispose of any Special Warrants (except to any Affiliate of the Purchaser).

                  (b) Other than as specifically approved by a majority of the Non-Investor Directors, prior to the fifth anniversary of the Closing Date, Purchaser will not, directly or indirectly, sell, transfer or otherwise dispose of the Special Warrant, in whole or in part, except (i) pursuant to a registered underwritten public offering effected under the Registration Rights Agreement with the intent to achieve a broad distribution, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act") (regardless of whether such limitations are applicable), (iii) in a transaction exempt from the registration requirements of the Securities Act with any Person or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934 (the "Exchange Act")) of Persons, if, prior to and after giving effect to such sale, such Person or group of Persons (x) does not or would not, to Purchaser's knowledge after due inquiry, Beneficially Own (provided that for purposes of this Section 6(b) a Person shall be deemed to Beneficially Own all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) 5% or more of the then outstanding shares of Common Stock or (y) is an investment company registered under the Investment Company Act of 1940, as amended, or (iv) in connection with a Buyout Transaction. Purported transfers of the Special Warrant that are not in compliance with this
Section 6(b) shall be of no force or effect.

                  (c) The provisions of Sections 6(a) and 6(b) shall terminate and be of no further force or effect on the earliest to occur of (i) the fifth anniversary of the Closing Date, (ii) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of the Investment Agreement) is greater than 50%, and (iii) the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of Sections 6(a) and 6(b) hereof shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach Sections 6(a) and 6(b) hereof as a result of such reinstatement).

                  (d) Prior to the seventh anniversary of the Closing Date, Purchaser will not, directly or otherwise, dispose of the Special Warrant, or any portion thereof, representing the right to acquire 15% or more of the then outstanding Common Stock to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) without first offering the Company the right to make an offer to purchase the Special Warrant proposed to be so sold, transferred or otherwise disposed of. The provisions of the previous sentence shall terminate and be of no effect on earlier to occur of (i) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of the Investment Agreement) is greater than 50%, and (ii) the first Public Disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of this Section 6(d) shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach this Section 6(d) as a result of such reinstatement).

                  (e) Any shares issued upon the exercise of the Special Warrant shall be considered "Shares" for purposes of the 1998 Investment Agreement and shall be subject to the transfer restrictions stated in Article VII thereof.

                  (f) Except as otherwise permitted by this Section 6, the Special Warrant originally issued pursuant to the 1999 Investment Agreement, each Special Warrant issued upon direct or indirect transfer or in substitution for any Special Warrant pursuant to Section 12 hereof, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Special Warrant and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities) (other than, with respect to the first legend, shares of Common Stock (or Other Securities), Special Warrants or Warrant Shares that are no longer subject to the provisions of Section 6(a) and other than, with respect to the second legend, shares of Common Stock (or Other Securities), Special Warrants or Warrant Shares which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

                  (g) The restrictions imposed by Section 6(f) hereof upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities, (b) when, in the opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Company, such restrictions are no longer required in order to insure compliance with the Securities Act, or (c) when such securities have been beneficially owned, by a Person who has not been an affiliate of the Company for at least three months, for a period of at least one year (or such shorter period as may be applicable under Rule 144 under the Securities Act or any successor thereto), all as determined under Rule 144 under the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, as soon as practicable thereafter and in any event within five days, the Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 6(f) hereof.

                  70 REGISTRATION RIGHTS. The Special Warrant and all shares of Common Stock (and Other Securities) issued upon the exercise of the Special Warrant are subject to and entitled to the benefits of the registration rights provisions set forth in the Registration Rights Agreement, dated as of June 10, 1998, between the Company and the Purchaser, as amended from time to time (the "Registration Rights Agreement").

                  80 AVAILABILITY OF INFORMATION. The Company shall comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such sections) and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall furnish to the Holder, or to any Holder of a portion of the Special Warrant, promptly upon their becoming available, copies of all reports on Form 10-K and Form 10-Q and proxy statements filed by the Company with the Commission, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

                  90 RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Special Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Special Warrant at the time outstanding. All shares of Common Stock (or Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

                  100 REPURCHASES OF STOCK. The Company shall not repurchase any shares of Common Stock (or Other Securities) if as a result thereof the exercisability of the Special Warrant may be impaired, restricted or otherwise limited.

                  110 LISTING ON SECURITIES EXCHANGES. The Company shall list on each national securities exchange on which any Common Stock may at any time be listed, and shall maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Special Warrant, subject to official notice of issuance upon the exercise of the Special Warrant. The Company shall also so list on each national securities exchange, and shall maintain such listing of, any Other Securities, if at the time any securities of the same class shall be listed on such national securities exchange by the Company. In addition, at the request of the Purchaser the Company shall list on each national securities exchange on which any Common Stock may at any time be listed, and shall maintain such listing of, the Special Warrant.

                  120 OWNERSHIP, TRANSFER AND SUBSTITUTION OF THE SPECIAL WARRANT. 12.1. OWNERSHIP OF SPECIAL WARRANT. The Company may treat the Person in whose name the Special Warrant, or any Special Warrant or Special Warrants issued in substitution therefor, is registered on the register kept at the principal office of the Company as the owner and the Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Special Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Special Warrant for all purposes, notwithstanding any notice to the contrary. Subject to
Section 6, a Special Warrant, if properly assigned, may be exercised by a new Holder without first having a new Special Warrant issued.

                  12.2. TRANSFER AND EXCHANGE OF THE SPECIAL WARRANT. Upon the surrender of the Special Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense shall (subject to compliance with Section 6, if applicable) execute and deliver to or upon the order of the Holder thereof a new Special Warrant or Special Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Special Warrant or Special Warrants so surrendered.

                  12.3. REPLACEMENT OF THE SPECIAL WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Special Warrant and, in the case of any such loss, theft or destruction of any Special Warrant held by a Person other than the Purchaser, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Special Warrant for cancellation at the principal office of the Company, the Company at its expense shall execute and deliver, in lieu thereof, a new Special Warrant of like tenor.

                  130 DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  1998 INVESTMENT AGREEMENT: the meaning specified in the second paragraph of the Special Warrant.

                  1999 INVESTMENT AGREEMENT: the meaning specified in the second paragraph of the Special Warrant.

                  ADDITIONAL SHARES OF COMMON STOCK: all shares (including treasury shares but excluding Contingent Stock) of Common Stock issued or sold by the Company after the Closing Date, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon the exercise of the Special Warrant and the Warrant; (ii) shares issued or sold pursuant to the exercise or conversion of options, warrants, convertible securities, or other rights that were disclosed on the Revised Option Schedule;
(iii) shares issued or sold to the Company's Employee Stock Purchase Plan, or any successor plan thereto, to the extent such shares are issued or sold at a purchase price not less than 85% of the Market Price; (iv) shares issued or sold to Purchaser or its Affiliates; (v) shares issued upon the conversion of, or for the purchase of, any 2001 Notes or the 2003 Notes outstanding immediately following the Distributions; or (vi) shares issued upon conversion of the Preferred Shares.

                  AFFILIATE: with respect to any Person, any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

                  ASSETS: the meaning specified in Section 2.4.

                  BENEFICIALLY OWN: with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                  BUSINESS DAY: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed, PROVIDED that, in determining the period within which certificates or Special Warrants are to be issued and delivered pursuant to Section 1.3 at a time when shares of Common Stock (or Other Securities) are listed or admitted to trading on any national securities exchange or in the over-the-counter market and in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, "Business Day" shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and PROVIDED FURTHER that any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  BUYOUT TRANSACTION: a tender offer, merger, sale of all or substantially all the Company's assets or any similar transaction that offers each holder of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of Voting Securities Beneficially Owned by each such Holder for the same consideration or otherwise contemplates the acquisition of Voting Securities Beneficially Owned by each such Holder for the same consideration.

                  CLOSING DATE: the meaning specified in the second paragraph of the Special Warrant.

                  COMMISSION: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

                  COMMON STOCK: the Company's Common Stock, as constituted on the date hereof, any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  COMPANY: the meaning specified in the opening paragraphs of the Special Warrant.

                  CONTINGENT STOCK: shares of Common Stock issued after the Closing Date pursuant to (i) the Amendment to Stock Purchase Agreement, dated as of June 20, 1996, by and between the Company and Eric Watson, as the same may be amended from time to time, or (ii) any security, option, warrant, call, subscription, right, contract, commitment, arrangement or understanding in existence on January 12, 1998 or June 10, 1998 but not disclosed on the Revised Option Schedule.

                  CONVERTIBLE SECURITIES: any evidences of indebtedness (other than 2001 Notes and 2003 Notes), shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  EXCHANGE ACT: the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such successor statute.

                  EXERCISE PRICE:  the meaning specified in Section 1.1.

                  HOLDER:  the meaning specified in Section 1.1.

                  INVESTMENT AGREEMENT: the meaning specified in the second paragraph of the Special Warrant.

                  MARKET PRICE: on any date specified herein, (a) in the case of securities that have an existing public trading market, the amount per security equal to (i) the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the higher of (i) the book value thereof as determined by agreement between the Company and the Holder, or if the Company and the Holder fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (ii) the fair value thereof (w) determined by an agreement between the Company and the Holder or (x) if the Company and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Company or the Holder or (y) if the Company or the Holder shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by the Holder or the Company, as the case may be, determined solely by the firm so retained or
(z) if the firms so retained by the Company and by the Holder shall be unable to reach a joint determination within

15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms and which is not a regular investment banking firm of the Company or the Holder.

                  NASD:  the National Association of Securities Dealers, Inc.

                  NON-INVESTOR DIRECTOR: any member of the Board of Directors not nominated by the Purchaser pursuant to Article IV of the Investment Agreement.

                  OTHER SECURITIES: any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Special Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other securities pursuant to Section 2.10 or otherwise.

                  PERSON: an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, an unincorporated organization or a government or any department, agency or subdivision thereof.

                  PREFERRED SHARES: the shares of Series A Non-Voting Participating Convertible Preferred Stock purchased by Purchaser pursuant to the 1999 Investment Agreement.

                  PREFERRED STOCK: the shares of preferred stock of the Company, par value $.001 per share.

                  PUBLIC OFFERING: any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

                  PURCHASER: the meaning specified in the first paragraph of the Special Warrant.

                  REGISTRATION RIGHTS AGREEMENT: the meaning specified in
Section 7 of the Special Warrant.

                  RESTRICTED SECURITIES: (a) any Special Warrants bearing the applicable legend set forth in Section 6(f), (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of the Special Warrants and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of the Special Warrants and which, when so issued, shall be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

                  REVISED OPTION SCHEDULE: the schedule, dated June 10, 1998 and delivered to the Purchaser on such date, listing options, warrants, convertible securities and other rights relating to capital stock of the Company.

                  SECURITIES ACT: the Securities Act of 1933, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such successor statute.

                  SPECIAL WARRANT: the meaning specified in the second paragraph of the Special Warrant.

                  SUBSIDIARY: as to any Person, any corporation at least a majority of the shares of stock of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

                  "THIRD-PARTY BID" means an unsolicited bona fide tender offer or other public offer by a Person other than Purchaser, an Affiliate thereof or the Company or any of its Subsidiaries (a "THIRD PARTY") to purchase a number of shares of Common Stock which, together with the shares of Common Stock Beneficially Owned by such Third Party, would result in the Third Party being the Beneficial Owner of 25% or more of the shares of Common Stock outstanding.

                  TOTAL VOTING POWER: at any time the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

                  TRANSACTION:  the meaning specified in Section 2.10.

                  TRANSFER: unless the context otherwise requires, any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

                  2001 NOTES: 5 1/2% convertible subordinated notes due 2001 issued pursuant to an Indenture, dated as of February 7, 1996, between the Company and State Street Bank and Trust Company.

                  2003 NOTES: 5 1/2% convertible subordinated notes due 2003 issued pursuant to an Indenture, dated as of May 22, 1996, between the Company and Chase Manhattan Bank, N.A.

                  VOTING SECURITIES: at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

                  WARRANT: the Common Stock Purchase Warrant issued pursuant to the 1999 Investment Agreement.

                  WARRANT SHARES: the shares of Common Stock (and Other Securities) issuable upon exercise of the Special Warrant.

                  140 REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of the Special Warrant are not and shall not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  150 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in the Special Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                  160 NOTICES. All notices and other communications under the Special Warrant, except notices of the exercise of any Special Warrant (which shall be effected in the manner provided in Section 1, shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed as follows or to such other address as such party may have designated to the other in writing:

                  (a) if to the Purchaser, to it at:

                           CDR-PC Acquisition, L.L.C.
                           c/o Clayton, Dubilier & Rice Fund V
                                    Limited Partnership
                           1043 Foulk Road, Suite 106
                           Wilmington, Delaware 19803

                  with a copy to:

                           Clayton, Dubilier & Rice, Inc.
                           375 Park Avenue
                           New York, New York  10152

                           Attention:  Brian D. Finn
                           Telecopy No.:  (212) 893-7061

                  with a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York  10022

                           Attention:  Franci J. Blassberg
                           Telecopy No.:  (212) 909-6836

                  (b) if to any other Holder or any holder of any Common Stock (or Other Securities), at the registered address of such Holder as set forth in the register kept at the principal office of the Company,

                           or

                  (c) if to the Company, to it at:

                           U.S. Office Products Company
                           1025 Thomas Jefferson Street, N.W.
                           Suite 600 East
                           Washington, D.C. 20007

                           Attention:  Mark D. Director
                           Telecopy No.:  (202) 339-6727

                  with a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C. 20037

                           Attention: George P. Stamas
                           Telecopy No.:  (202) 663-6363


                  170 MISCELLANEOUS. The Special Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The agreements of the Company contained in the Special Warrant other than those applicable solely to the Special Warrant and the Holder thereof shall inure to the benefit of and be enforceable by any Holder or Holders at the time of any shares of Common Stock (or Other Securities) issued upon the exercise of the Special Warrant, whether so expressed or not. THE SPECIAL WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). The section headings in the Special Warrant are for purposes of convenience only and shall not constitute a part hereof.

                  180 EXPIRATION; NOTICE. The Company shall give the Holder no less than 45 days' nor more than 90 days' notice of the expiration of the right to exercise the Special Warrant. The right to exercise the Special Warrant shall expire at 5:00 P.M., New York City time, on June 10, 2010, unless the Company shall fail to give such notice as aforesaid, in which event the right to exercise the Special Warrant shall not expire until 5:00 P.M., New York City time, on a date 45 days after the date on which the Company shall give the Holder hereof notice of the expiration of the right to exercise the Special Warrant.

                          U.S. OFFICE PRODUCTS COMPANY



                                        By: /s/ Mark D. Director
                                           --------------------------------
                                           Name: Mark D. Director
                                           Title: Executive Vice President
                                        Administration, General Counsel and
                                           Secretary

                              FORM OF SUBSCRIPTION

           (To be executed only upon exercise of the Special Warrant)

To: U.S. Office Products Company

                  The undersigned registered holder of the within Special Warrant hereby irrevocably exercises such Special Warrant for, and purchases thereunder, ________* shares of Common Stock of U.S. Office Products Company, and herewith makes payment [of $_]** [by application, pursuant to Section 1.2(b) of such Special Warrant, of [a portion of] the Special Warrant representing a right to purchase ________* shares of Common Stock],*** and requests that the certificates for such shares be issued in the name of, and delivered to ______________ whose address is __________.


Dated: ______________


                                  [HOLDER]****

------------------------
* Insert here the number of shares called for on the face of the Special Warrant (or, in the case of a partial exercise, the portion thereof as to which the Special Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Special Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Special Warrant or Special Warrants shall be issued and delivered, representing the unexercised portion of the Special Warrant, to the holder surrendering the same.
**       Delete inapplicable language in brackets.
***      Delete inapplicable language in brackets.
**** Signature must conform in all respects to name of holder as specified on the face of the Special Warrant.

                                                 [Address]


                                              By
                                                 ----------------------------
                                                 Name:
                                                 Title:

                               FORM OF ASSIGNMENT


           (To be executed only upon transfer of the Special Warrant)

                  For value received, the undersigned registered holder of the within Special Warrant hereby sells, assigns and transfers unto ________________ the right represented by such Special Warrant to purchase ______ shares of Common Stock of U.S. Office Products Company Corporation to which such Special Warrant relates, and appoints ___________ Attorney to make such transfer on the books of U.S. Office Products Company maintained for such purpose, with full power of substitution in the premises.


Dated: ______________


                                                 [HOLDER]*
                                                 [Address]


                                              By
                                                 -------------------------------
                                                 Name:
                                                 Title:


Signed in the presence of:

--------------------------



--------------------------
* Signature must conform in all respects to name of holder as specified on the face of the Special Warrant.